EXHIBIT 23









                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 17, 2003 relating to the consolidated financial statements of Ford Motor Company, which appears in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
October 30, 2003